Exhibit 99.1

Press Release

AuthenTec Reports Third Quarter 2011 Financial Results

 - Record Quarterly Revenue Drives Profitability and Positive Net Cash Flow

MELBOURNE, Fla., November 3, 2011 -- AuthenTec (NASDAQ:AUTH), a leading provider of mobile and network security, today reported financial results for the third quarter ended September 30, 2011.

Highlights:

●	Third quarter revenue increased 19 percent sequentially to $19.3 million

●	Smart Sensor revenue grew 6 percent sequentially and 98 percent year over year

●	Embedded Security revenue grew 49 percent sequentially and 75 percent year over year

●	GAAP net income of $0.2 million and non-GAAP net income of $1.7 million, or 4 cents non-GAAP EPS

●	Achieved positive net cash flow during the quarter

AuthenTec achieved record revenue of $19.3 million for the third quarter of 2011, which was above the Company’s guidance of $18.2 million to $19.2 million.  Third quarter revenue was comprised of $12.0 million from Smart Sensor Solutions and $7.3 million from Embedded Security Solutions.  This compares to revenue of $16.2 million in the second quarter of 2011, which consisted of $11.3 million from the Smart Sensor segment and $4.9 million from Embedded Security, and total revenue of $10.2 million in the third quarter of 2010, which consisted of $6.1 million from Smart Sensor and $4.1 million from Embedded Security.

GAAP Results:

Under Generally Accepted Accounting Principles in the United States of America (GAAP), consolidated net income for the third quarter of 2011 was $0.2 million, or $0.00 per diluted share. This compares to a GAAP net loss of $4.8 million, or $0.11 per diluted share, in the second quarter of 2011 and a GAAP net loss of $11.5 million, or $0.37 per diluted share, in the third quarter of 2010.

GAAP gross margin in the third quarter was 54.5 percent, above the 47.8 percent reported in the second quarter of 2011 and the 50.5 percent in the third quarter of 2010.  This improvement in gross margin was due to increased sales attributed to the Company’s Embedded Security segment as well a favorable mix in the Smart Sensor segment during the quarter.  Total operating expenses on a GAAP basis were $10.4 million, down from $12.3 million in the second quarter of 2011 and $16.8 million in the third quarter of 2010.  The $1.9 million sequential decrease in operating expenses was due to lower labor and legal expenses (including $0.4 million release of accrued defense costs) during the quarter.  Operating expenses for the third quarter of 2010 included $5.7 million for litigation dismissal, legal and other acquisition costs related to the completion of the UPEK transaction, and severance.

Non-GAAP Results:

On a non-GAAP basis, consolidated net income for the third quarter of 2011 was $1.7 million, or $0.04 per diluted share.  Non-GAAP results exclude certain legal and other costs, stock-based compensation, as well as the amortization of acquired intangible assets and severance.  The third quarter net income compares to a non-GAAP net loss of $1.9 million, or $0.04 per diluted share, in the second quarter of 2011 and a non-GAAP net loss of $3.6 million, or $0.11 per diluted share, in the third quarter of 2010.

Non-GAAP gross margin in the third quarter was 57.9 percent, compared to 53.7 percent in the second quarter of 2011 and 59.4 percent in the third quarter of 2010.

Total operating expenses on a non-GAAP basis were $9.6 million, a decrease from the $10.4 million reported in the second quarter of 2011 and comparable to the $9.5 million in the third quarter of 2010.  Operating expenses reflect lower R & D expenses due to decreased labor and outside services costs, partially offset by higher sales commissions related to increased revenue during the quarter.  A reconciliation of third quarter GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

As of September 30, 2011, AuthenTec had approximately $20.6 million in cash and investments, up from $20.2 million at the end of the second quarter of 2011.  The Company had no debt as of September 30, 2011.

Business Update:

“It was approximately one year ago that we outlined a plan to align our business to focus on growth opportunities in new markets, expand our customer base, leverage our unique solutions around mobile and network security, and add greater scale to better achieve our financial goals,” said AuthenTec CEO Larry Ciaccia.  “By growing the top line, leveraging cost synergies from our acquisition of UPEK and closely managing operating expenses, we were able to achieve our goal of reaching profitability in the third quarter of 2011, while also recording record quarterly revenue and adding cash to our balance sheet.  These accomplishments are even more notable when considering the current challenging macro environment.  Our financial results reflect the success of our focus on providing complete solutions for mobile and network security, which I believe will position the Company for continued success and profitability in the second half of 2011.

“We saw growth across both of our business segments during the quarter.  In our Smart Sensor segment, revenue growth was driven primarily by strong sales of mobile sensors to one of our primary customers supporting new and existing programs.  Our Embedded business achieved its sixth consecutive quarter of sequential revenue growth, and we continue to secure wins for mobile and networking solutions with new and existing customers.  Growth in this business was driven primarily by increased royalty payments and momentum around our DRM content protection solutions.

“Also during the quarter we made significant progress in leveraging our offerings across all product areas in the fast growing market for mobile security.  Our combined offerings are providing unique value to our customers and helping fuel our growth.  We recently announced that we have added Sky Deutschland to a growing list of content providers that are selecting our DRM solutions for secure streaming and on-demand content for iPhone, iPad and Android platforms.   We are also seeing growing adoption for our QuickExcel™ VPN client solutions, adding NEC (tablets) and LG (smartphones) as customers during the quarter.  Our new VPN Client 2.0 is the world’s first to combine fingerprint sensor functionality with a VPN client, which enables easy one swipe security.  Also during the quarter, our mobile sensors were integrated into two new phone models in Japan, and we continue to make progress towards integrating our fingerprint solutions into NFC mobile payment architectures and applications.  Our touch sensors have been integrated into multiple products that transform iPhones, iPads and Android platforms into mobile ID terminals.

“In summary, AuthenTec continues to benefit from an expanded offering of hardware, software and encryption technology that significantly enhances the security of today’s mobile devices and networks.  We are aggressively working to secure additional new designs and forge alliances that better position AuthenTec for growth opportunities in content delivery services to mobile devices, user authentication, secure communication across multiple platforms and networks, as well as NFC-based mobile commerce.”

Business Outlook:

Mr. Ciaccia concluded, “For the fourth quarter, revenue is expected to be flat to slightly down from the third quarter, or range between $18.3 million to $19.3 million.  While we expect growth in some of our product areas during the fourth quarter, there is uncertainty with the overall macro environment primarily affecting the PC portion of our business.  We continue to prudently manage costs while funding R&D activities to drive future growth and expect to achieve non-GAAP profitability again in the fourth quarter.  Non-GAAP operating expenses are expected to range between $9.6 million and $10.2 million.  We believe our solid momentum in the first nine months of 2011 combined with continued design wins in mobile and networking will contribute to a strong year.”

Third Quarter 2011 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its third quarter financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, November 3, 2011.  Investors and analysts may join the conference call by dialing 866-203-2528 and providing the participant pass code 28583806.  International callers may join the teleconference by dialing +1-617-213-8847and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and will remain available until midnight ET on Thursday, November 10, 2011. The U.S. replay number is 888-286-8010, with a confirmation code of 89490937. International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live webcast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:
To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:
This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to revenue, operating expenses and non-GAAP net income in our fourth quarter, our ability to continue to secure wins for mobile and networking solutions with new and existing customers, momentum around our DRM content protection solutions, progress towards integrating our fingerprint  solutions into NFC mobile payment architectures and applications, profitability and continued success in the second half of 2011 and growth opportunities in content delivery services to mobile devices, user authentication, secure communication across multiple platforms and networks, as well as NFC-based mobile commerce.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the UPEK business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, the Company’s ability to develop and capitalize on its NFC solutions and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2011. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec
AuthenTec is the world’s #1 provider of fingerprint sensors, identity management software, and embedded security solutions.   AuthenTec solutions address enterprise, consumer and government applications for a growing base of top tier global customers.  Already shipped on hundreds of millions of devices, the Company's smart sensor products, software and embedded security solutions are used virtually everywhere, from the PC on your desk to the mobile device in your hand to the server in the cloud.  AuthenTec offers developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs.  For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Investor Contact:
Shelton Group
Brett L Perry, Director of Investor Relations
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Media Contact:
AuthenTec
Brent Dietz, Director of Communications
P: +1-321-308-1320E: brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1

	Three months ended			Nine months ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Revenue	$19,316	$16,211	$10,232	$51,003	$30,129

Cost of revenue	8,789	8,464	5,068	25,303	15,006

Gross profit	10,527	7,747	5,164	25,700	15,123
	54.5%	47.8%	50.5%	50.4%	50.2%
Operating expenses:
Research and development	5,136	6,477	5,314	17,500	14,042
Selling and marketing	3,876	4,077	3,324	11,943	8,896
General and administrative	1,423	1,740	4,039	5,621	9,065
Litigation dismissal	-	-	4,141	-	4,141
Restructuring and impairment related charges	(46)	39	-	275	-
Total operating expenses	10,389	12,333	16,818	35,339	36,144

Operating income (loss)	138	(4,586)	(11,654)	(9,639)	(21,021)

Other income (expense):
Other income (expenses)	170	(146)	(190)	(245)	(190)
Earnout adjustment	-	-	-	-	729
Interest income	19	29	40	42	124
Total other income (expense), net	189	(117)	(150)	(203)	663

Provision for income taxes	126	141	(286)	402	(223)

Net income (loss)	$201	$(4,844)	$(11,518)	$(10,244)	$(20,135)

Net income (loss) per share:
Basic	$0.00	$(0.11)	$(0.37)	$(0.23)	$(0.67)
Diluted	$0.00	$(0.11)	$(0.37)	$(0.23)	$(0.67)

Shares used in computing net income (loss) per common share:
Basic	43,816	43,753	31,503	43,723	30,189
Diluted	45,406	43,753	31,503	43,723	30,189

	Three months ended			Nine months ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	25	21	67	199	181
Research and development	150	164	246	653	648
Selling and marketing	129	135	258	538	706
General and administrative	141	90	521	609	968
Costs related to reduction in workforce
Cost of revenue	-	50	-	50	-
Research and development	-	370	-	370	415
Selling and marketing	-	102	1,016	102	1,016
Legal and acquisition related costs
Selling and marketing	42	72	-	197	-
General and administrative	(276)	309	5,035	282	6,972
Provision for income taxes	-	-	(347)	-	(347)
Amortization of purchased tangible and intangible assets
Cost of revenue	623	895	847	2,087	1,227
Research and development	230	234	62	700	158
Selling and marketing	464	464	197	1,393	352

Restructuring and impairment related charges	(46)	39	-	275	-
Earnout adjustment	-	-	-	-	(729)
Interest expense	-	-	55	-	55

AuthenTec, Inc.
 Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended			Nine months ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Net income (loss) on GAAP basis:	$201	$(4,844)	$(11,518)	$(10,244)	$(20,135)
Stock-based compensation expense	445	410	1,092	1,999	2,503
Costs related to reduction in workforce	-	522	1,016	522	1,431
Legal and acquisition related costs	(234)	381	4,688	479	6,625
Amortization of purchased tangible and intangible assets	1,317	1,593	1,106	4,180	1,737
Earnout adjustment	-	-	-	-	(729)
Interest expense	-	-	55	-	55
Restructuring and impairment related charges	(46)	39	-	275	-
Net income (loss) on non-GAAP basis:	$1,683	$(1,899)	$(3,561)	$(2,789)	$(8,513)

Non-GAAP basic earnings per share	$0.04	$(0.04)	$(0.11)	$(0.06)	$(0.28)
Non-GAAP diluted earnings per share	$0.04	$(0.04)	$(0.11)	$(0.06)	$(0.28)

	Three months ended			Nine months ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Gross profit on GAAP basis:	$10,527	$7,747	$5,164	$25,700	$15,123
Stock-based compensation expense	25	21	67	199	181
Costs related to reduction in workforce	-	50	-	50	-
Amortization of purchased tangible and intangible assets	623	895	847	2,087	1,227
Gross profit on non-GAAP basis:	$11,175	$8,713	$6,078	$28,036	$16,531

Non-GAAP gross margin	57.9%	53.7%	59.4%	55.0%	54.9%

	Three months ended			Nine months ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2011	2011	2010	2011	2010

Operating expenses on GAAP basis:	$10,389	$12,333	$16,818	$35,339	$36,144
Stock-based compensation expense	(420)	(389)	(1,025)	(1,800)	(2,322)
Costs related to reduction in workforce	-	(472)	(1,016)	(472)	(1,431)
Legal and acquisition related costs	234	(381)	(5,035)	(479)	(6,972)
Amortization of purchased tangible and intangible assets	(694)	(698)	(259)	(2,093)	(510)
Restructuring and impairment related charges	46	(39)	-	(275)	-
Operating expenses on non-GAAP basis:	$9,555	$10,354	$9,483	$30,220	$24,909

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	As of
	September 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$17,365	$13,280
Short-term investments	-	15,176
Accounts receivable, net of allowances of $266 and $150, respectively	11,284	9,678
Inventory	7,731	5,460
Other current assets	2,450	1,993
Total current assets	38,830	45,587
Long-term investments	3,256	3,323
Purchased intangible assets	19,620	24,033
Goodwill	2,729	2,729
Property and equipment, net	3,782	4,430
Total assets	$68,217	$80,102

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,847	$6,907
Accrued compensation and benefits	3,392	3,640
Accrued litigation related legal fees	353	1,802
Other accrued liabilities	3,169	4,002
Deferred revenue	3,381	4,678
Total current liabilities	17,142	21,029
Deferred rent	435	546
Total liabilities	17,577	21,575

Stockholders’ equity
Common stock	438	436
Additional paid-in capital	191,317	189,205
Other comprehensive income	297	54
Accumulated deficit	(141,412)	(131,168)
Total stockholders’ equity	$50,640	$58,527
Total liabilities and stockholders’ equity	$68,217	$80,102